Exhibit 99.1

                         DESCRIPTION OF THE NOTES

               The Senior Notes will be issued under an Indenture (the "Senior
Note Indenture") to be dated as of October 17, 1997 between RCN Corporation ("RCN") and The Chase Manhattan Bank, as trustee (in such capacity, the "Senior Note Trustee"). The Senior Discount Notes will be issued under an Indenture (the "Senior Discount Note Indenture"; together with the Senior Note Indenture, the "Indentures") to be dated as of October 17, 1997 between RCN and The Chase Manhattan Bank, as trustee (in such capacity, the "Senior Discount Note Trustee"; together with the Senior Note Trustee, the "Trustees"). Copies of the forms of the Indentures are available from the Initial Purchasers. Upon the issuance of Exchange Notes, if any, or the effectiveness of a Note Shelf Registration Statement with respect to either issue of Notes, the applicable Indenture will be subject to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") . The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to all of the provisions of the Indentures, including the definitions of certain terms therein and those terms made a part of the Indentures by reference to the Trust Indenture Act of 1939, as in effect on the date of such Indenture, and to the Trust Indenture Act, in the case of Exchange Notes, if any, or Notes sold pursuant to an effective Note Shelf Registration Statement, if any. Whenever particular provisions or definitions of the Indentures, the Notes or the terms defined therein are referred to herein, such provisions or definitions are incorporated herein by reference. The definitions of certain capitalized terms used in the following summary are set forth below under "--Certain Definitions."

General

               The Notes will be issued only in registered form, without
coupons, in denominations of $1,000 and integral multiples of $1,000.   The
Senior Notes will be collateralized by a first priority security interest in the Escrow Account described under "--Disbursement of Funds; Escrow Account." Principal of, premium, if any, and interest on the Notes are payable, and the Notes are exchangeable and transferable, at the office or agency of RCN in the City of New York maintained for such purposes (which initially will be the
corporate trust office of the applicable Trustee).   No service charge will be
made for any registration of transfer, exchange or redemption of the Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

               Pursuant to a Registration Rights Agreement, RCN has agreed, at its expense, for the benefit of the holders of Notes, effect the Registered Exchange Offer under the Securities Act to exchange an issue of Notes for an identical issue of Exchange Notes. If (a) RCN is not permitted to file an Exchange Offer Registration Statement or to consummate an Exchange Offer because such Exchange Offer is not permitted by applicable law or Commission policy or (b) any holder of the applicable Notes notifies RCN within the specified time period that (i) due to a change in law or policy it is not entitled to participate in such Exchange Offer, (ii) due to a change in law or policy it may not resell Exchange Notes acquired by it in an Exchange Offer to the public without delivering a prospectus and the prospectus contained in the applicable Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (iii) it is a broker-dealer and owns Notes acquired directly from RCN or any affiliate of RCN, RCN will file with the Commission a Shelf Registration to cover resales of the applicable Transfer Restricted Notes by the holders thereof.

               Any Notes that remain outstanding after the completion of an Exchange Offer, together with the Exchange Notes issued in connection with such Exchange Offer, will be treated as a single class of securities under the relevant Indenture.

Maturity, Interest and Principal

               Senior Notes

               The Senior Notes will be general senior obligations of RCN, limited to $225,000,000 aggregate principal amount, and will mature on October 15, 2007. The Senior Notes will be secured to the limited extent set forth under "--Disbursement of Funds; Escrow Account" below. See "--Ranking." Interest on the Senior Notes will be payable in cash at a rate of 10% per annum semi-annually in arrears on each April 15 and October 15, commencing April 15, 1998, to the holders of record of Senior Notes at the close of business on April 1 and October 1 immediately preceding such interest payment date. Interest will accrue from the most recent interest payment date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on overdue principal and, to the extent permitted by law, on overdue installments of interest will accrue at the rate of interest borne by the Senior Notes.

               Senior Discount Notes

               The Senior Discount Notes will be general senior unsecured obligations of RCN, limited to $601,045,000 aggregate principal amount at maturity, and will mature on October 15, 2007. See "--Ranking." The Senior Discount Notes will be issued at a discount to yield gross proceeds of $350,000,524. The Senior Discount Notes will not bear cash interest prior to October 15, 2002. Commencing on April 15, 2003, interest on the Senior Discount Notes will be payable, in cash at a rate of 11 1/8% per annum, semi-annually in arrears on each April 15 and October 15 to the holders of record of Senior Discount Notes at the close of business on the April 1 and October 1 immediately preceding such interest payment date. Interest will accrue from the most recent interest payment date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from October 15, 2002. Interest will be computed on the basis of a 360 day year of twelve 30 day months interest on overdue principal and, to the extent premitted by law, on overdue installments of interest will accrue at the rate of interest borne by the on overdue Senior Discount Notes. The yield to maturity of the Senior Discount Notes, determined on a semi-annual bond equivalent basis, will be 11 1/8% per annum.

Redemption

               Optional Redemption by RCN

               Optional Redemption of Senior Notes. The Senior Notes will be redeemable, in whole or in part, at any time on or after October 15, 2002 at the option of RCN, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning October 15 of the years indicated below:


                                                         Redemption
          Year                                              Price
          ----                                           ----------
          2002....................................        105.000%
          2003....................................        103.333%
          2004....................................        101.667%
          2005 and thereafter.....................        100.000%


               Optional Redemption of Senior Discount Notes. The Senior Discount Notes will be redeemable, in whole or in part, at any time on or after October 15, 2002 at the option of RCN, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning October 15 of the years indicated below:

                                                         Redemption
          Year                                              Price
          ----                                           ----------
          2002....................................        105.562%
          2003....................................        103.708%
          2004....................................        101.854%
          2005 and thereafter.....................        100.000%

               Redemption Following Public Equity Offerings. Notwithstanding the foregoing, on or prior to October 15, 2000, RCN may, at its option, use the net proceeds of one or more Public Equity Offerings (as defined below) yielding gross cash proceeds of not less than $30 million to redeem up to an aggregate of 35% of the principal amount of Senior Notes originally issued and/or 35% of the aggregate principal amount at maturity of Senior Discount Notes originally issued, in each case on a pro rata basis (or as nearly pro rata as practicable), at a redemption price of 110% of the principal amount of Senior Notes, plus accrued and unpaid interest, if any, to the redemption date or 111.125% of the Accreted Value of Senior Discount Notes; provided that not less than 65% of the originally issued aggregate principal amount of Senior Notes or 65% of the originally issued aggregate principal amount at maturity of Senior Discount Notes, as the case may be, would remain outstanding immediately after such redemption. To effect the foregoing redemption, RCN must mail a notice of redemption not later than 60 days after the consummation of the Public Equity Offering that resulted in the requisite gross proceeds.

               As used above, "Public Equity Offering" means an underwritten public offering of Common Stock of RCN effected on a primary basis and registered with the Commission under the Securities Act.

               Selection; Effect of Redemption Notice. Notice of an optional redemption must be given no less than 30 nor more than 60 days prior to the applicable redemption date. In the case of a partial redemption of an issue of Notes, selection of the Notes for redemption will be made by lot, pro rata or by such other method as the applicable Trustee in its sole discretion deems fair and appropriate or in such manner as complies with the requirements of the principal securities exchange, if any, on which the applicable Notes being redeemed are listed and DTC; provided that any redemption following one or more Public Equity Offerings will be made on a pro rata or on as nearly a pro rata basis as practicable (subject to the procedures of DTC). Upon giving of a redemption notice, interest on Notes called for redemption will cease to accrue from and after the date fixed for redemption (unless RCN defaults in providing the funds for such redemption) and, upon redemption on such redemption date, such Notes will cease to be outstanding.

Mandatory Redemption

               Sinking Fund. RCN will not be required to make any mandatory sinking fund payments in respect of the Senior Notes or the Senior Discount Notes.

               Offers to Purchase upon Change of Control and Certain Asset Sales. Following the occurrence of a Change of Control, RCN will be required to make an offer to purchase all outstanding Notes at a price of 101% of the principal amount thereof, in the case of the Senior Notes, or 101% of the Accreted Value thereof, in the case of the Senior Discount Notes, plus, in the case, accrued and unpaid interest, if any, to the date of purchase, and purchase all Notes validly tendered pursuant thereto. In addition, RCN may be obligated to make an offer to purchase Notes with a portion of the Net Cash Proceeds of certain Asset Sales at a price of 100% of the principal amount thereof, in the case of the Senior Discount Notes, plus, in each case, accrued and unpaid interest, if any, to the date of purchase. See "--Certain Covenants --Change of Control" and "--Certain Covenants --Disposition of Proceeds of Asset Sales," respectively.

Disbursement of Funds; Escrow Account

               The Senior Notes will be collateralized, pending disbursement pursuant to the Escrow and Security Agreement dated as of October 17, 1997, among RCN, the Senior Note Trustee and The Chase Manhattan Bank, as Escrow Agent (the "Escrow Agreement"), by a pledge of the Escrow Account (as defined in the Escrow Agreement), which will initially contain approximately $60 million of the net proceeds from the sale of the Senior Notes to be issued pursuant to the Offering (the "Escrow Collateral"), representing funds that, together with the proceeds from the investment thereof, will be sufficient to pay interest on the Senior Notes for six scheduled interest payments.

               RCN will enter into the Escrow Agreement providing for the grant by RCN to the Senior Note Trustee, for the benefit of the holders, of security interests in the Escrow Collateral. All such security interests will collateralize the payment and performance when due of all obligations of RCN under the Senior Note Indenture and the Senior Notes, as provided in the Escrow Agreement. The lien created by the Escrow Agreement will be first priority security interests in the Escrow Collateral. The ability of holders to realize upon any such funds of securities may be subject to certain bankruptcy law limitations in the event of the bankruptcy of RCN.

               Pursuant to the Escrow Agreement, funds may be disbursed from the Escrow Account only to pay interest on the Senior Notes (except that, if a portion of the Senior Notes has been retired by RCN, funds representing the lesser of (i) the excess of the amount in the Escrow Account over the amount sufficient to pay interest through and including October 15, 2000 on the Senior Notes not so retired and (ii) the interest payments which have not previously been made on such retired Senior Notes for each interest payment date through and including the interest payment date to occur on October 15, 2000 shall be paid to RCN if no Default then exists under the Senior Note Indenture).

               Pending such disbursements, all funds contained in the Escrow Account will be invested in U.S. Government Securities. Interest earned on the U.S. Government Securities will be placed in the Escrow Account. Upon the acceleration of the maturity of the Senior Notes, the Escrow Agreement will provide for the foreclosure by the Senior Note Trustee upon the net proceeds of the Escrow Account. Under the terms of the Senior Note Indenture, the proceeds of the Escrow Account shall be applied, first, to amounts owing to the Senior Note Trustee in respect of fees and expenses of the Senior Note Trustee and, second, to all obligations under the Senior Notes and the Senior
Note Indenture. Under the Escrow Agreement, assuming that RCN makes the first six scheduled interest payments on the Senior Notes in a timely manner with funds or U.S. Government Securities held in the Escrow Account, all of the funds and U.S. Government Securities will be released from the Escrow Account.

Ranking

               The indebtedness of RCN evidenced by the Notes will rank senior in right of payment to all subordinated indebtedness of RCN and pari passu in right of payment with all other existing and future unsubordinated indebtedness of RCN. RCN is a holding company with limited assets and no business operations of its own. RCN operates its business through its subsidiaries. Any right of RCN and its creditors, including holders of the Notes, to participate in the assets of any of RCN's subsidiaries upon any liquidation or administration of any such subsidiary will be subject to the prior claims of the subsidiary's creditors, including trade creditors.

Certain Covenants

               Set forth below are certain covenants that are contained in each Indenture, unless otherwise noted.

               Limitation on Additional Indebtedness. Each Indenture will provide that RCN will not, and will not permit any Restricted Subsidiary or Restricted Affiliate to, directly or indirectly, create, incur, assume, issue, guarantee or in any manner become directly or indirectly liable for or with respect to, contingently or otherwise, the payment of (collectively, to "incur") any Indebtedness (including any Acquired Indebtedness), except for Permitted Indebtedness; provided that (A) (i) RCN will be permitted to incur Indebtedness (including Acquired Indebtedness and Buildout Indebtedness) and
(ii) a Restricted Subsidiary or Restricted Affiliate will be permitted to incur Acquired Indebtedness or Buildout Indebtedness, if, in either case, after giving pro forma effect to such incurrence (including the application of the net proceeds therefrom), either (X) the ratio of Total Consolidated Indebtedness to Consolidated Pro Forma Operating Cash Flow would not be greater than or equal to 5.5:1.0 if such Indebtedness is incurred prior to October 15, 2000 or 5.0:1.0 if such Indebtedness is incurred on or after October 15, 2000 or (Y) the ratio of Total Consolidated Indebtedness to Total Invested Equity Capital would not exceed 2.0:1.0 and (B) on or after October 15, 2002, a Restricted Affiliate will be permitted to incur Acquired Indebtedness or Buildout Indebtedness, if, after giving pro forma effect to such incurrence (including the application of the net proceeds therefrom), the ratio of Total Affiliate Indebtedness to Affiliate Pro Forma Operating Cash Flow of such Restricted Affiliate would not be greater than or equal to 4.0:1.0.

               Limitation on Restricted Payments. Each Indenture will provide that RCN will not, and will not permit any of the Restricted Subsidiaries or Restricted Affiliates to, make, directly or indirectly, any Restricted Payment unless:

             (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;


             (ii) immediately after giving effect to such Restricted Payment, RCN would be able to incur $1.00 of Indebtedness under clause(A)(x) of the proviso of the covenant described under "Limitation on Additional Indebtedness"; and


            (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date and all Designation Amounts does not exceed an amount equal to the sum of, without duplication, (a) 50% of cumulative Consolidated Net Income accrued on a cumulative basis during the period beginning on October 1, 1997 and ending on the last day of the fiscal quarter of RCN immediately preceding the date of such proposed Restricted Payment (or, if such cumulative Consolidated Net Income for such period is a deficit, minus 100% of such deficit) plus (b) the aggregate net cash proceeds received by RCN from the issue or sale (other than to a Restricted Subsidiary or to a Restricted Affiliate) of its Capital Stock (other than Disqualified Stock) on or after the Issue Date (including, without duplication, upon the exercise of options, warrants or rights) plus (c) the aggregate net proceeds received by RCN from the issuance (other than to a Restricted
     Subsidiary or to a Restricted Affiliate) on or after the Issue Date of its Capital Stock (other than Disqualified Stock) upon the conversion of, or exchange for, Indebtedness of RCN or a Restricted Subsidiary plus (d) in the case of the disposition or repayment of any Investment constituting a Restricted Payment (other than an Investment made pursuant to clause (v), (vi) or (vii) of the following paragraph) made after the Issue Date an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment plus (e) in the case of the Revocation of the Designation of a Subsidiary as an Unrestricted Subsidiary, an amount equal to the consolidated net Investment in such Subsidiary on the date of Revocation but not in an amount exceeding the net amount of any Investments constituting Restricted Payments made (or deemed made) in such Subsidiary after the Issue Date plus (f) in the case of the JV Designation after the Issue Date of a New Joint Venture as a Restricted Affiliate, an amount equal to the consolidated net
     Investment in such New Joint Venture on the date of such JV
     Designation but not in an amount exceeding the net amount of any Investments constituting Restricted Payments made (or deemed made) in such New Joint Venture after the Issue Date. For purposes of the preceding clauses (b) and (c) and without duplication, the value of the aggregate net cash proceeds received by RCN upon the issuance of Capital Stock either upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental amount received by RCN upon the conversion, exchange or exercise thereof.


For purposes of determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

               The provisions of this covenant shall not prohibit: (i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the applicable Indenture; (ii) so long as no Default shall have occurred and be continuing, the purchase, redemption, retirement or other acquisition of any shares of Capital Stock of RCN (A) in exchange for or conversion into or (B) out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary or to a Restricted Affiliate) of shares of Capital Stock of RCN (other than Disqualified Stock); provided that any such net cash proceeds pursuant to the immediately preceding subclause (B) are excluded from clause (iii)(b) of the preceding paragraph; (iii) so long as no Default shall have occurred and be continuing, the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness made by exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in which cash is paid in lieu of fractional shares or scrip), or out of the net cash proceeds of, a substantially concurrent issue or sale (other than to a Restricted Subsidiary or to a Restricted Affiliate) of (A) Capital Stock (other than Disqualified Stock) of RCN; provided that any such net cash proceeds, to the extent so used, are excluded from clause (iii)(b) of the preceding paragraph, and/or (B) other Subordinated Indebtedness, having an Average Life to Stated Maturity that is equal to or greater than the Average Life to Stated Maturity of the Subordinated Indebtedness being purchased, redeemed, defeased or otherwise acquired or retired; (iv) so long as no Default shall have occurred and be continuing, any Investment constituting a Restricted Payment made by RCN or any Restricted Subsidiary in any Restricted Affiliate to fund the capital requirements for financing or supporting a Permitted Business of such Restricted Affiliate; (v) so long as no Default shall have occurred and be continuing, Investments constituting a Restricted Payment made by RCN or any Restricted Subsidiary in any person (including any Unrestricted Subsidiary or a Restricted Affiliate) in an amount not to exceed $10 million in the aggregate at any time outstanding; (vi) so long as no Default shall have occurred and be continuing, the making of a direct or indirect Investment constituting a Restricted Payment out of the proceeds of the issue or sale (other than to a Subsidiary or to a restricted Affiliate) of Capital Stock (other than Disqualified Stock) of RCN; provided that any such net cash proceeds are excluded from clause (iii)(v) of the preceding paragraph or (vii) so long as no Default shall have occurred and be continuing, any Investment constituting a Restricted Payment made in Megacable S.A. de C.V. not to exceed $20 million in the aggregate at any time outstanding.
Restricted Payments of the type set forth in the preceding clauses (v) and
(vii) shall be included in making the determination of available amounts under clause (iii) of the preceding paragraph to the extent they are outstanding.

               In no event shall a Restricted Payment made on the basis of consolidated financial statements prepared in good faith in accordance with GAAP be subject to rescission or constitute a Default by reason of any requisite subsequent restatement of such financial statements which would have made such Restricted Payment prohibited at the time that it was made.

               Limitation on Business. Each Indenture will provide that RCN will not, and will not permit any of the Restricted Subsidiaries or Restricted Affiliates to, engage in a business which is not substantially a Permitted Business.

               Limitation on Liens Securing Certain Indebtedness. Each Indenture will provide that RCN will not, and will not permit any Restricted Subsidiary or Restricted Affiliate to, create, incur, assume or suffer to exist any Liens of any kind against or upon (i) any property or assets of RCN or any Restricted Subsidiary or Restricted Affiliate, whether now owned or hereafter acquired, or any proceeds therefrom, which secure either (x) Subordinated Indebtedness unless the Notes issued thereunder are secured by a Lien on such property, assets or proceeds that is senior in priority to the liens securing such Subordinated Indebtedness or (y) Senior Debt Securities unless the Notes issued thereunder are equally and ratably secured with the Liens securing such Senior Debt Securities or (ii) the Escrow Account other than the Lien in favor of the Escrow Agent and the Senior Note Trustee.

               Limitation on Certain Guarantees and Indebtedness of Restricted Subsidiaries and Restricted Affiliates. Each Indenture will provide that RCN will not permit any Restricted Subsidiary or Restricted Affiliate directly or indirectly, to assume, guarantee or in any other manner become liable, whether as issuer, guarantor or co-obligor, with respect to (i) any Subordinated Indebtedness or (ii) any Senior Debt Securities, unless, in each case, such Restricted Subsidiary or Restricted Affiliate, as the case may be, simultaneously executes and delivers a supplemental indenture providing for the guarantee of payment of the Notes issued thereunder by such Restricted Subsidiary or Restricted Affiliate, as the case may be, on a basis senior to any such Subordinated Indebtedness or pari passu with any such Senior Debt Securities, as the case may be. Each guarantee of the Notes created pursuant to such provisions is referred to as a "Guarantee" and the issuer of each such Guarantee, so long as the Guarantee remains outstanding, is referred to as a "Guarantor."

               Notwithstanding the foregoing, in the event of the unconditional release of any Guarantor from its obligations in respect of the Indebtedness which gave rise to the requirement that a Guarantee be given, such Guarantor shall be released from all obligations under its Guarantee. In addition, upon any sale or disposition (by merger or otherwise) of any Guarantor by RCN or a Restricted Subsidiary to any person that is not an Affiliate of RCN or any of the Restricted Subsidiaries which is otherwise in compliance with the terms of the applicable Indenture and as a result of which such Guarantor ceases to be a Restricted Subsidiary of RCN, such Guarantor will be deemed to be automatically and unconditionally released from all obligations under its Guarantee; provided that each such Guarantor is sold or disposed of in accordance with the "Disposition of Proceeds of Asset Sales" covenant.

               Change of Control. Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), RCN shall make an offer to purchase (the "Change of Control Offer"), on a business day (the "Change of Control Payment Date") not later than 60 days following the Change of Control Date, all Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, in the case of the Senior Notes, or 101% of the Accreted Value thereof, in the case of the Senior Discount Notes, plus, in each case, accrued and unpaid interest, if any, to any Change of Control Payment Date. Notice of a Change of Control Offer shall be given to holders of Notes, not less than 25 days nor more than 45 days before the Change of Control Payment Date. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Payment Date.

               If a Change of Control Offer is made, there can be no assurance that RCN will have available funds sufficient to pay for all of the Notes that might be delivered by holders of Notes seeking to accept the Change of Control Offer. RCN shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by RCN and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

               If RCN is required to make a Change of Control Offer, RCN will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations.

               Limitation on Dividend and other Payment Restrictions Affecting Restricted Subsidiaries or Restricted Affiliates. Each Indenture will provide that RCN will not, and will not permit any Restricted Subsidiary or Restricted Affiliate to, directly or indirectly, create or otherwise enter into or cause to become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary or Restricted Affiliate to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits to the extent owned by RCN or any Restricted Subsidiary or Restricted Affiliate, (b) pay any Indebtedness owed to RCN or any Restricted Subsidiary or Restricted Affiliate, (c) make any Investment in RCN or any Restricted Subsidiary or Restricted Affiliate or (d) transfer any of its properties or assets to RCN or to any Restricted Subsidiary or Restricted Affiliate, except for (i) any encumbrance or restriction in existence on the Issue Date, (ii) customary non-assignment provisions, (iii) any encumbrance or restriction pertaining to an asset subject to a Lien to the extent set forth in the security documentation governing such Lien, (iv) any encumbrance or restriction applicable to a Restricted Subsidiary or Restricted Affiliate at the time that it becomes a Restricted Subsidiary or Restricted Affiliate that is not created in contemplation thereof, (v) any encumbrance or restriction existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clause (iv) above; provided that the terms and conditions of any such encumbrance or restriction are not materially less favorable to the holders of Notes than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced, (vi) any encumbrance or restriction imposed upon a Restricted Subsidiary or Restricted Affiliate pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary or Restricted Affiliate or any Asset Sale to the extent limited to the Capital Stock or assets in question, and (vii) any customary encumbrance or restriction applicable to a Restricted Subsidiary or Restricted Affiliate that is contained in an agreement or instrument governing or relating to Indebtedness contained in any Permitted Credit Facility; provided that (subject to customary net worth, leverage, invested capital and other financial covenants) the provisions of such agreement permit the payment of interest and principal and mandatory repurchases pursuant to the terms of the Indenture and the Notes and other indebtedness that is solely an obligation of RCN; provided further that such agreement may contain customary covenants regarding the merger of or sale of all or any substantial part of the assets of RCN or any Restricted Subsidiary or Restricted Affiliate, customary restrictions on transactions with affiliates, and customary subordination provisions governing indebtedness owed to RCN or any Restricted Subsidiary or Restricted Affiliate.

               Disposition of Proceeds of Asset Sales. Each Indenture will provide that RCN will not, and will not permit any Restricted Subsidiary or Restricted Affiliate to, make any Asset Sale unless (a) RCN or such Restricted Subsidiary or Restricted Affiliate, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 75% of such consideration consists of cash or Cash Equivalents; provided that the amount of any liabilities (other than Subordinated Indebtedness or Indebtedness of a Restricted Subsidiary that would not constitute Restricted Subsidiary Indebtedness) that are assumed by the transferee of any such assets pursuant to an agreement that unconditionally releases RCN or such Restricted Subsidiary or Restricted Affiliate, as the case may be, from further liability shall be treated as cash for purposes of this covenant. RCN or the applicable Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds from any such Asset Sale by RCN or a Restricted Subsidiary and the Net Cash Proceeds of any Asset Sale by a Restricted Affiliate to the extent distributed to RCN or a Restricted Subsidiary within 365 days of the receipt thereof to repay an amount of Indebtedness (other than Subordinated Indebtedness) of RCN in an amount not exceeding the Other Senior Debt Pro Rata Share and elect to permanently reduce the amount of the commitments thereunder by the amount of the Indebtedness so repaid, (ii) apply the Net Cash Proceeds from any such Asset Sale by RCN or a Restricted Subsidiary and the Net Cash Proceeds of any Asset Sale by a Restricted Affiliate to the extent distributed to RCN or a Restricted Subsidiary to repay any Restricted Subsidiary Indebtedness and elect to permanently reduce the commitments thereunder by the amount of the Indebtedness so repaid or (iii) apply the Net Cash Proceeds from any Asset Sale by RCN or a Restricted Subsidiary and the Net Cash Proceeds of any Asset Sale by a Restricted Affiliate to the extent distributed to RCN or a Restricted Subsidiary within 365 days thereof, to an investment in properties and assets that will be used in a Permitted Business (or in Capital Stock and other securities of any person that will become a Restricted Subsidiary or Restricted Affiliate as a result of such investment to the extent such person owns properties and assets that will be used in a Permitted Business) of RCN or any Restricted Subsidiary ("Replacement Assets"). Notwithstanding anything herein to the contrary, in the event of any Asset Sale of all or substantially all of the properties or assets of any Restricted Affiliate Group, whether in a single transaction or series of related transactions, the Restricted Affiliate Group shall be required to distribute the Net Cash Proceeds therefrom, after providing for all Indebtedness and other liabilities of such Restricted Affiliate Group, to RCN or a Restricted Subsidiary and the Other Partner on a pro rata basis in accordance with their respective equity interests. Any Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under, any Restricted Subsidiary Indebtedness as set forth in clause (ii) of the preceding sentence or invested in Replacement Assets within the 365-day period as set forth in clause
(iii) shall constitute "Excess Proceeds." Any Excess Proceeds not used as set forth in clause (i) of the second preceding sentence shall constitute "Offer Excess Proceeds" subject to disposition as provided below.

               When the aggregate amount of Offer Excess Proceeds equals or exceeds $10 million, RCN shall make an offer to purchase (an "Asset Sale Offer"), from all holders of Notes issued under an Indenture, that aggregate principal amount of Notes as can be purchased by application of such Offer Excess Proceeds at a price in cash equal to 100% of the principal amount thereof, in the case of the Senior Notes, or 100% of the outstanding Accreted Value thereof, in the case of the Senior Discount Notes, plus, in each case, accrued and unpaid interest, if any, to the purchase date. Each Asset Sale Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent that the aggregate purchase price for the applicable issue of Notes tendered pursuant to an Asset Sale Offer is less than the Offer Excess Proceeds, RCN or any Restricted Subsidiary may use such deficiency for general corporate purposes. If the aggregate purchase price for the applicable issue of Notes validly tendered and not withdrawn by holders thereof exceeds the amount of Notes which can be purchased with the Offer Excess Proceeds, Notes to be purchased will be selected on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Offer Excess Proceeds shall be reset to zero.

               Notwithstanding the two immediately preceding paragraphs, RCN, the Restricted Subsidiaries and the Restricted Affiliates will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent
(i) at least 75% of the consideration of such Asset Sale constitutes Replacement Assets, cash or Cash Equivalents (including obligations deemed to be cash under this covenant) and (ii) such Asset Sale is for Fair Market Value; provided that any consideration constituting (or deemed to constitute) cash or Cash Equivalents received by RCN, any of the Restricted Subsidiaries or any of the Restricted Affiliates in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs.

               If RCN is required to make an Asset Sale Offer, RCN will comply with all applicable tender offer rules, including, to the extent applicable,
Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations.

               Limitation on Issuances and Sales of Preferred Stock by Restricted Subsidiaries and Restricted Affiliates. Each Indenture will provide that RCN (i) will not permit any Restricted Subsidiary to issue any Preferred Stock (other than to RCN or a Restricted Subsidiary) and (ii) will not permit any person (other than RCN or a Restricted Subsidiary ) to own any Preferred Stock of any Restricted Subsidiary. In addition, RCN (i) will not permit any Restricted Affiliate to issue any Preferred Stock (other than (x) to RCN or a Restricted Subsidiary or (y) to the holders of Common Stock in such Restricted Affiliate on a pro rata basis based upon their ownership of Common Stock) or (ii) will not permit any person not referred to in the preceding parenthetical of clause (i) of this sentence to own any Preferred Stock of any Restricted Affiliate.

               Limitation on Transactions with Affiliates. Each Indenture will provide that RCN will not, and will not permit, cause or suffer any Restricted Subsidiary to, conduct any business or enter into any transaction (or series of related transactions which are similar or part of a common plan) with or for the benefit of any of their respective Affiliates or any beneficial holder of 10% or more of the Common Stock of RCN any officer or director of RCN (each, an "Affiliate Transaction"), unless the terms of the Affiliate Transaction are set forth in writing, and are fair and reasonable to RCN or such Restricted Subsidiary, as the case may be. Each Affiliate Transaction involving aggregate payments or other Fair Market Value in excess of $5 million shall be approved by a majority of the Board, such approval to be evidenced by a Board Resolution stating that the Board has determined that such transaction or transactions comply with the foregoing provisions. In addition to the foregoing, each Affiliate Transaction involving aggregate consideration of $10 million or more shall be approved by a majority of the Disinterested Directors; provided that, in lieu of such approval by the Disinterested Directors, RCN may obtain a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction to RCN or the Restricted Subsidiary, as the case may be, are fair from a financial point of view. In addition, each Indenture will provide that a Restricted Affiliate will not enter into any transaction (or series of related transactions which are similar or part of a common plan) with or for the benefit of the Other Partner, unless the terms of such transaction or transactions are in writing, and are fair and reasonable to such Restricted Affiliate. For purposes of this covenant, any Affiliate Transaction approved by a majority of the Disinterested Directors or as to which a written opinion has ben obtained from an Independent Financial Advisor, on the basis set forth in the preceding sentence, shall be deemed to be on terms that are fair and reasonable to RCN and the Restricted Subsidiaries, as the case may be, and therefore shall be permitted under this covenant.

               Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among, or solely for the benefit of, RCN and/or any of the Restricted Subsidiaries, (ii) transactions pursuant to agreements and arrangements existing on the Issue Date, (iii) transactions among any of RCN or the Restricted Subsidiaries, on the one hand, and any of the Restricted Affiliates, on the other hand, provided that such transactions are in the ordinary course of business and are related to or in furtherance of a Permitted Business, (iv) dividends paid by RCN pursuant to and in compliance with the covenant "Limitation on Restricted Payments," (v) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries bonuses, employment agreements and arrangements, compensation or employee benefit arrangements or legal fees and (vi) grants of customary registration rights with respect to securities of RCN.

               Reports. Each Indenture will provide that, whether or not RCN has a class of securities registered under the Exchange Act, RCN shall furnish without cost to each holder of record of Notes issued thereunder (in sufficient quantities for distribution to beneficial holders) and file with the applicable Trustee and the SEC, (i) within the applicable time period required under the Exchange Act, after the end of each fiscal year of RCN, the information required by Form 10-K (or any successor form thereto) under the Exchange Act with respect to such period, (ii) within the applicable time period required under the Exchange Act after the end of each of the first three fiscal quarters of each fiscal year of RCN, the information required by Form 10-Q (or any successor form thereto) under the Exchange Act with respect to such period and (iii) any current reports on Form 8-K (or any successor forms) required to be filed under the Exchange Act.

               Designations of Unrestricted Subsidiaries. Each Indenture will provide that RCN will not designate any Subsidiary of RCN (other than a newly created Subsidiary in which no Investment has previously been made) as an "Unrestricted Subsidiary" under an Indenture (a "Designation") unless:

             (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

              (b) except in the case of a Permitted Investment or an Investment made pursuant to clause (iii) or (iv) of the second paragraph of the covenant "Limitation on Restricted Payments," immediately after giving effect to such Designation, RCN would be able to incur $1.00 of Indebtedness under clause (A)(x) of the proviso of the covenant "Limitation on Additional Indebtedness"; and

              (c) RCN would not be prohibited under the Indenture from making an Investment at the time of such Designation (assuming the effectiveness of such Designation) in an amount (the "US Designation Amount") equal to the Fair Market Value of the net Investment of RCN or any other Restricted Subsidiary in such Subsidiary on such date.

               In the event of any such Designation, RCN shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant "Limitation on Restricted Payments" for all purposes of the applicable Indenture in the US Designation Amount. Each Indenture will further provide that neither RCN nor any Restricted Subsidiary shall at any time (x) provide a guarantee of, or similar credit support to, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); provided that RCN may pledge Capital Stock or Indebtedness of any Unrestricted Subsidiary or a nonrecourse basis such that the pledgee has no claim whatsoever against RCN other than to obtain such pledged property, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of an Unrestricted Subsidiary (including any corresponding right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (x) or (y) to the extent permitted under the covenants "Limitation on Restricted Payments" and "Limitation on Transaction with Affiliates."

               Each Indenture will further provide that RCN will not revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") unless:

              (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and


              (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the applicable Indenture.

               All Designations and Revocations must be evidenced by Board Resolutions delivered to the applicable Trustee certifying compliance with the foregoing provisions.

               Designations of Restricted Affiliates. Each Indenture will provide that RCN will not designate any Joint Venture (other than a newly created Joint Venture in which no Investment has previously been made) and each of its Subsidiaries as a "Restricted Affiliate" under an Indenture (a "JV Designation") unless:

              (a) no Default shall have occurred and be continuing at the time of and after giving effect to such JV Designation; and

              (b) all Liens and Indebtedness of such Joint Venture outstanding immediately following such JV Designation would, if incurred at such time, have been permitted to be incurred for all purposes of the applicable Indenture.

               Notwithstanding the foregoing, the BECO Joint Venture and the PEPCO Joint Venture shall initially constitute Restricted Affiliates at the Issue Date. RCN and the Restricted Subsidiaries shall at all times maintain a Restricted Affiliate so that it qualifies as a Joint Venture under clauses (a) and (b) of the definition thereof, unless either (1) RCN is able to, and does in fact, make an effective JV Revocation under the provisions set forth below at the time of such event or (2) the Restricted Affiliate ceases to qualify as a Joint Venture by reason of an Asset Sale by RCN or a Restricted Subsidiary of all of RCN's or such Restricted Subsidiary or any of the Capital Stock of such Restricted Affiliate to any person other than RCN or a Restricted Subsidiary or any of their respective Affiliates, which, in the case of this clause (2), shall be deemed an effective JV Revocation.

               Each Indenture will further provide that RCN will not revoke any JV Designation of a Joint Venture as a Restricted Affiliate (a "JV Revocation") unless:

              (a) no Default shall have occurred and be continuing at the time of or after giving effect to such JV Revocation;

              (b) except in the case of a Permitted Investment or an Investment made pursuant to clause (v) or (vi) of the second paragraph of the covenant "Limitation on Restricted Payments" and except in the case in which the Restricted Affiliate will become a Restricted Subsidiary, immediately after giving effect to such JV Revocation, RCN would be able to incur $1.00 of Indebtedness under the proviso of clause (A)(x) of the covenant "Limitation on Additional Indebtedness"; and

              (c) RCN would not be prohibited under the Indenture from making an Investment at the time of such JV Revocation (assuming the effectiveness of such JV Revocation) in an amount (the "JV Revocation Amount") equal to the Fair Market Value of the net Investment of RCN or any other Restricted Subsidiary in such Restricted Subsidiary on such date.

               In the event of any such JV Revocation, except in the case in which the Restricted Affiliate will become a Restricted Subsidiary, RCN shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant "Limitation on Restricted Payments" for all purposes of the applicable Indenture in the JV Revocation Amount.

               All JV Designations and JV Revocations must be evidenced by Board Resolutions delivered to the applicable Trustee certifying compliance with the foregoing provisions.

Consolidation, Merger, Sale of Assets, Etc.

               Each Indenture will provide that RCN will not (i) consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties and assets to any person or persons in a single transaction or through a series of transactions, or (ii) permit any of the Restricted Subsidiaries to enter into any such transaction or series of transactions if it would result in the disposition of all or substantially all of the properties or assets of RCN and the Restricted Subsidiaries on a consolidated basis, unless, in the case of either (i) or (ii), (a) RCN shall be the continuing person or, if RCN is not the continuing person, the resulting, surviving or transferee person (the "surviving entity") shall be a company organized and existing under the laws of the United States or any State or territory thereof; (b) the surviving entity shall expressly assume all of the obligations of RCN under the applicable Notes and the Indenture, and shall, if required by law to effectuate such assumption, execute a supplemental indenture to effect such assumption which supplemental indenture shall be delivered to the applicable Trustee and shall be in form and substance reasonably satisfactory to the applicable Trustee; (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), RCN or the surviving entity (assuming such surviving entity's assumption of RCN obligations under the applicable Notes and Indenture), as the case may be, would be able to incur $1.00 of Indebtedness under clause (A)(x) of the proviso of the covenant "Limitation on Additional Indebtedness"; (d) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing, and (e) RCN or the surviving entity, as the case may be, shall have delivered to the applicable Trustee an Officers' Certificate stating that such transaction or series of transactions, and, if a supplemental indenture, is required in connection with such transaction or series of transactions to effectuate such assumption, such supplemental indenture complies with this covenant and that all conditions precedent in the applicable Indenture relating to the transaction or series of transactions have been satisfied.

               Upon any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the assets of RCN in accordance with the foregoing in which RCN or the Restricted Subsidiary, as the case may be, is not the continuing corporation, the successor corporation formed by such a consolidation or into which RCN or such Restricted Subsidiary is merged or to which such transfer is made will succeed to, and be substituted for, and may exercise every right and power of, RCN or such Restricted Subsidiary, as the case may be, under the applicable Indenture with the same effect as if such successor corporation had been named as RCN or such Restricted Subsidiary therein; and thereafter, except in the case of (i) any lease or (ii) any sale, assignment, conveyance, transfer, lease or other disposition to a Restricted Subsidiary of RCN, RCN shall be discharged from all obligations and covenants under the applicable Indenture and the Notes issued thereunder.

               Each Indenture will provide that for all purposes of such Indenture and the Notes issued thereunder (including the provision of this covenant and the covenants "Limitation on Additional Indebtedness," "Limitation on Restricted Payments" and "Limitation on Liens"), subsidiaries of any surviving entity will, upon such transaction or series of related transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the covenant "Limitation on Designation of Unrestricted Subsidiaries" and all Indebtedness, and all Liens on property or assets, of RCN and the Restricted Subsidiaries in existence immediately prior to such transaction or series of related transactions will be deemed to have been incurred upon such transaction or series of related transactions.

Events of Default

               The following are "Events of Default" under each Indenture:

              (i) default in the payment of interest on the Notes issued thereunder when it becomes due and payable and continuance of such default for a period of 30 days or more (provided, in the case of the Senior Notes, such 30 day grace period shall be inapplicable for the first six interest payments due on the Senior Notes); or

             (ii) default in the payment of the principal of, or premium, if any, on the Notes when due; or

            (iii) default in the performance, or breach, of any covenant described under "--Certain Covenants--Change of Control," "-- Disposition of Proceeds of Asset Sales" or "--Consolidation, Merger, Sale of Assets, Etc."; or


             (iv) default in the performance, or breach, of any covenant in the Indenture (other than defaults specified in clause (i), (ii) or (iii) above) or, in the case of the Senior Notes, the Escrow Agreement, and continuance of such default or breach for a period of 30 days or more after written notice to RCN by the applicable Trustee or to RCN and the applicable Trustee by the holders of at least 25% in aggregate principal amount or Accreted Value, as applicable, of the outstanding Notes (in each case, when such notice is deemed received in accordance with the applicable Indenture); or

              (v) failure to perform any term, covenant, condition or provision of one or more classes or issues of Indebtedness in an aggregate principal amount of $10 million or more under which RCN or a Material Restricted Subsidiary is obligated, and either (a) such Indebtedness is already due and payable in full or (b) such failure results in the acceleration of the maturity of such Indebtedness; or

             (vi) any holder of at least $10 million in aggregate principal amount of Indebtedness of RCN or any Material Restricted Subsidiary shall commence judicial proceedings or take any other action to foreclose upon, or dispose of, assets of RCN or any Material Restricted Subsidiary having an aggregate Fair Market Value, individually or in the aggregate, of $10 million or more or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; provided that, in any such case, RCN or any Material Restricted Subsidiary shall not have obtained, prior to any such foreclosure or disposition of assets, a stay of all such actions that remains in effect; or

            (vii) one or more final non-appealable judgments, order or decrees for the payment of money of $10 million or more, either individually or in the aggregate, shall be entered against RCN or any Material Restricted Subsidiary or any of their respective properties and shall not be discharged and there shall have been a period of 60 days or more during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

            (vii) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to RCN or any Material Restricted Subsidiary shall have occurred; or

           (viii) in the case of the Senior Note Indenture only, RCN shall assert or acknowledge in writing that the Escrow Agreement is invalid or unenforceable.

               If an Event of Default (other than an Event of Default specified in clause (viii) with respect to RCN) under an Indenture occurs and is continuing, then the Trustee thereunder or the holders of at least 25% in aggregate principal amount or Accreted Value, as applicable, of the outstanding Notes issued thereunder may by written notice, and the Trustee upon request of the holders of not less than 25% in principal amount or Accreted Value, as applicable, of the outstanding Notes issued thereunder shall, declare the Default Amount of the outstanding Notes issued thereunder to be due and payable immediately, together with all accrued and unpaid interest and premium, if any, thereon. Upon any such declaration, the Default Amount shall become due and payable immediately. If an Event of Default under an Indenture specified in clause (viii) with respect to RCN occurs and is continuing, then the Default Amount will ipso facto become and be immediately due and payable without any declaration or other act on behalf on the part of the Trustee or any holder.

               After a declaration of acceleration or any ipso facto acceleration pursuant to clause (viii) under an Indenture, the holders of a majority in aggregate principal amount or Accreted Value, as applicable, of outstanding Notes issued thereunder may, by notice to the applicable Trustee, rescind such declaration of acceleration and its consequences if all existing Events of Default, other than nonpayment of the principal of, and accrued and unpaid interest on, such Notes that has become due solely as a result of such acceleration, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount or Accreted Value, as applicable, of the outstanding Notes issued under an Indenture also have the right to waive past defaults under such Indenture except a default in the payment of the principal of, or any interest on, any outstanding Note, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the Notes issued under such Indenture.

               No holder of any of the Notes issued under an Indenture has any right to institute any proceeding with respect to such Indenture or any remedy thereunder, unless the holders of at least 25% in principal amount or Accreted Value, as applicable, of the outstanding Notes issued under such Indenture have made written request, and offered reasonable indemnity, to the applicable Trustee to institute such proceeding as Trustee, such Trustee has failed to institute such proceeding within 60 days after receipt of such notice and the Trustee has not within such 60-day period received directions inconsistent with such written request by holders of a majority in principal amount or Accreted Value, as applicable, of the outstanding Notes of such issue. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or any accrued and unpaid interest on, such Note on or after the respective due dates expressed in such Note.

               During the existence of an Event of Default under an Indenture, the applicable Trustee is required to exercise such rights and powers vested in it under such Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of such Indenture relating to the duties of the Trustee, if an Event of Default shall occur and be continuing, such Trustee is not under any obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the holders unless such holders shall have offered to such Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of a majority in principal amount or Accreted Value, as the case may be, of the outstanding Notes issued under an Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee thereunder, or exercising any trust, or power conferred on such Trustee.

               Each Indenture provides that the Trustee thereunder will, within 45 days after the occurrence of any Default, give to the holders of the Notes issued thereunder notice of such Default known to it, unless such Default shall have been cured or waived; provided that, except in the case of a Default in payment of principal of or premium, if any, on any Note when due or in the case of any Default in the payment of any interest on the Notes or in the case of any Default arising from the occurrence of any Change of Control, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notices is in the interest of such holders.

               RCN is required to furnish to each Trustee annually a statement as to compliance with all conditions and covenants under the applicable Indenture.

Satisfaction and Discharge of the Indenture; Defeasance

               RCN may terminate its obligations under either Indenture, when
(1) either: (A) all Notes issued thereunder that have been theretofore authenticated and delivered have been delivered to the applicable Trustee for cancellation, or (B) all such Notes issued thereunder that have not theretofore delivered to the applicable Trustee for cancellation will become due and payable (a "Discharge") under irrevocable arrangements satisfactory to the applicable Trustee for the giving of notice of redemption by such Trustee in the name and at the expense of, RCN, and RCN has irrevocably deposited or caused to be deposited with such Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on such issue of Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, on and interest to the date of deposit or maturity or date of redemption; (2) RCN has paid or caused to be paid all other sums then due and payable under the applicable Indenture by RCN; and (3) RCN has delivered to the applicable Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the applicable Indenture relating to the satisfaction and discharge of such Indenture have been complied with.

               RCN may elect, at its option, to have its obligations under an Indenture discharged with respect to the outstanding Notes issued thereunder ("legal defeasance"). Such defeasance means that RCN will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes under such Indenture, except for (1) the rights of holders of such Notes to receive payments in respect of the principal of and any premium and interest on such Notes then payments are due, (2) RCN's obligations with respect to such Notes concerning issuing temporary Notes, registration of transfer of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (3) the rights, powers, trusts, duties and immunities of the Trustee thereunder, and (4) the defeasance provisions of such Indenture. In addition, RCN may elect, at its option, to have its obligations released with respect to certain covenants in an Indenture, including covenants relating to Asset Sales and Changes of Control ("covenant defeasance"), and any omission to comply with such obligation shall not constitute a Default or an Event of Default with respect to the Notes under such Indenture. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to such Notes.

               In order to exercise either legal defeasance or covenant defeasance with respect to outstanding Notes under an Indenture: (1) RCN must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of such Notes: (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee under such Indenture to pay and discharge, and which shall be applied by such Trustee to pay and discharge, the entire Indebtedness in respect of the principal of an premium, if any, and interest on such Notes on the maturity thereof or (if RCN has made irrevocable arrangements satisfactory to such Trustee for the giving of notice of redemption by such Trustee in the name and at the expense of RCN) the redemption date thereof, as the case may be, in accordance with the terms of such Indenture and Notes; (2) in the case of legal defeasance under an Indenture, RCN shall have delivered to the Trustee an opinion of counsel stating that, under then applicable Federal income tax law, the holders of such Notes will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur; (3) in the case of covenant defeasance under an Indenture, RCN shall have delivered to the Trustee thereunder an opinion of counsel to the effect that the holders of such outstanding Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur; (4) no Default with respect to the outstanding Notes issued under such Indenture shall have occurred and be continuing at the time of such deposit after giving effect thereto or, in the case of legal defeasance, no Default relating to bankruptcy or insolvency shall have occurred and be continuing at any time on or prior to the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day); (5) such legal defeasance or covenant defeasance shall not cause the applicable Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Notes issued thereunder were in default within the meaning of such Act); (6) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which RCN is a party or by which it is bound; (7) such legal defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; and (9) RCN shall have delivered to the applicable Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

Amendment and Waivers

               From time to time, RCN, when authorized by resolutions of the Board, and the Trustee, without the consent of the holders of Notes issued under an Indenture, may amend, waive or supplement such Indenture and such Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, to provide for the assumption of RCN's obligations to holders of such Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of such Notes, to add Guarantors with respect to such Notes, to secure such Notes, to maintain the qualification of such Indenture under the Trust Indenture Act or to make any change that does not adversely affect the rights of any holder. Other amendments and modifications of an Indenture or the Notes issued thereunder may be made by RCN and the applicable Trustee with the consent of the holders of not less than a majority of the aggregate principal amount or Accreted Value, as applicable, of the outstanding Notes; provided that no such modification or amendment may, without the consent of the holder of each outstanding note affected thereby,
(i) reduce the principal amount or, or extend the fixed maturity of the Notes, or alter or waive the redemption provisions of the Notes (other than, subject to clause (vii) below, provisions relating to repurchase of Notes upon he occurrence of an Asset Sale or a Change of Control) or, in the case of the Senior Discount Note Indenture, change the calculation of "Accreted Value",
(ii) change the currency in which any Notes or any premium or the accrued interest thereon is payable, (iii) reduce the percentage in principal amount or Accreted Value, as applicable, outstanding of Notes which must consent to an amendment, supplement or waiver or consent to take any action under the applicable Indenture or the applicable Notes, (iv) impair the right to institute suite for the enforcement of any payment on or with respect to the Notes, (v) waive a default in payment with respect to the Notes or any Guarantee, (vi) reduce the rate or extend the time for payment of interest on the Notes, (vii) following the occurrence of an Asset Sale or a Change of Control, alter the obligation to purchase Notes as a result thereof in accordance with the applicable Indenture or waive any default in the performance thereof, (viii) adversely affect the ranking of the Notes, (ix) permit the creation of any Lien (other than the Lien of the Pledgee) created by the Escrow Agreement or terminate the Lien created by the Escrow Agreement or (x) release any Guarantor from any of its obligations under its Guarantee or the applicable Indenture, expect in compliance with the terms of the applicable Indenture.

Regarding the Trustees

               The Chase Manhattan Bank will serve as Senior Note Trustee under the Senior Note Indenture and as Pledgee under the Escrow Agreement. The Chase Manhattan Bank will serve as Senior Discount Note Trustee under the Senior Discount Note Indenture. Each Indenture provides that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties a are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee thereunder will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

               The Indentures and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustees thereunder, should they become creditors of RCN, to obtain payment of claims in certain cases or to realize on certain property received by them in respect of any such claims, as security or otherwise. The Trustees are permitted to engage in other transactions; provided that if they acquire any conflicting interests (as defined) they must eliminate such conflict or resign.

Governing Law

               The Indentures and the Escrow Agreement will provide that the Indentures and Notes and the Escrow Agreement will be governed by and construed in accordance with laws of the State of New York without giving effect to principles of conflicts of law.

Certain Definitions

               Set forth below is a summary of certain defined terms used in each Indenture, unless otherwise noted, or the Escrow Agreement, as applicable. Reference is made to the Indenture for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

               "Accreted Value" means, for purposes of the Senior Discount
Note Indenture, as of any date (the "Specified Date") with respect to each $1,000 principal amount at maturity of Senior Discount Notes:

              (i) if the Specified Date is one of the following dates (each a "Semi-Annual Accrual Date"), the amount set forth apposite such date below:

                                                 Semi-Annual
                                                Accrual Date
                                                ------------
     Issue Date............................       $  582.32
     April 15, 1998........................       $  614.35
     October 15, 1998......................       $  648.52
     April 15, 1999........................       $  684.60
     October 15, 1999......................       $  722.68
     April 15, 2000........................       $  762.88
     October 15, 2000......................       $  805.31
     April 15, 2001........................       $  850.11
     October 15, 2001......................       $  897.40
     April 15, 2002........................       $  947.31
     October 15, 2002......................       $1,000.00


             (ii) if the Specified Date occurs between two semi-Annual Accrual Dates the sum of (A) the Accreted Value for the Semi-Annual Accrual
     Date immediately preceding the Specified Date and (B) an amount equal to the product of (i) the Accreted Value of the immediately following Semi-Annual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date and (ii) a fraction, the numerator of which is the number of days actually elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date and the denominator of which is 180 days; and

            (iii) if the Specified Date is on or after October 15, 2002, $1,000.


               "Acquired Indebtedness" means Indebtedness of a person existing at the time such person becomes a Restricted Subsidiary or Restricted Affiliate or assumed in connection with an Asset Acquisition by such person and not incurred in connection with, or in anticipation of, such person becoming a Restricted Subsidiary or Restricted Affiliate or such Asset Acquisition; provided that Indebtedness of such person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such person becomes a Restricted Subsidiary or Restricted Affiliate or such Asset Acquisition shall not constitute Acquired Indebtedness.

               "Affiliate" of any specified person means any other person which, directly or indirectly, controls is controlled by or is under direct or indirect common control with, such specified person. For the purposes of this definition, "control " when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

               "Affiliate Income Tax Expense" means, with respect to any period and any Restricted Affiliate, the aggregate provision for United States corporation, local foreign and other income taxes of such Restricted Affiliate and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

               "Affiliate Interest Expense" means, with respect to any period and any Restricted Affiliate, without duplication, the sum of (i) the interest expense of such Restricted Affiliate and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and similar transactions and (e) all accrued interest, (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued during such period as determined on a consolidated basis in accordance with GAAP and (iii) the amount of dividends in respect of Disqualified Stock paid during such period.

               "Affiliate Net Income" means, with respect to any period and any Restricted Affiliate, the net income of such Restricted Affiliate and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income of such Restricted Affiliate and its Subsidiaries, by excluding, without duplication, (i) all extraordinary, unusual or nonrecurring gains or losses of such person (net of fees and expenses relating to the transaction giving rise thereto) for such period, (ii) income of such Restricted Affiliate and its Subsidiaries derived from or in respect of all unconsolidated Investments, except to the extent of any dividends or distributions actually received by such Restricted Affiliate or any of its Subsidiaries, (iii) net income (or loss) of any other person combined with such Restricted Affiliate or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized by such person upon the termination of any employee pension benefit plan during such period, and (v) gains or losses in respect of any Asset Sales (net of fees and expenses relating to the transaction giving rise thereto) during such period.

               "Affiliate Operating Cash Flow" means, with respect to any period and any Restricted Affiliate, the Affiliate Net Income of such Restricted Affiliate and its Subsidiaries on a consolidated basis for such period increased, only to the extent deducted in arriving at Affiliate Net Income for such period, by the sum of (i) the Affiliate Income Tax Expense accrued according to GAAP for such period (other than taxes attributable to extraordinary gains or losses and gains and losses from Asset Sales); (ii) Affiliate Interest Expense for such period; (iii) depreciation of such Restricted Affiliate for such period; (iv) amortization of such Restricted Affiliate and its Subsidiaries for such period, including, without limitation, amortization of capitalized debt issuance costs for such period, all determined in accordance with GAAP; and (v) other non-cash charges decreasing Affiliate Net Income.

               "Affiliate Pro Forma Operating Cash Flow" means Affiliate Operating Cash Flow for the latest four fiscal quarters for which consolidated financial statements of the applicable Restricted Affiliate are available. For purposes of this definition, "Affiliate Operating Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable four fiscal quarter period to, without duplication, any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Restricted Affiliate or any of its Subsidiaries incurring Acquired Indebtedness) occurring during the period commencing on the first day of such four fiscal quarter period to and including the date of the transaction giving rise to the need to calculate "Affiliate Pro Forma Operating Cash Flow" as if such Asset Sale or Asset Acquisition occurred on the first day of such period.

               "Asset Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by RCN or any Restricted Subsidiary or Restricted Affiliate to any other person, or any acquisition or purchase of Capital Stock of any other person by RCN or any Restricted Subsidiary or Restricted Affiliate, in either case pursuant to which such person shall (a) become a Restricted Subsidiary or Restricted Affiliate or (b) shall be merged with or into RCN or any Restricted Subsidiary or Restricted Affiliate or (ii) any acquisition by RCN or any Restricted Subsidiary or Restricted Affiliate of the assets of any person which constitute substantially all of an operating unit or line of business of such person or which is otherwise outside of the ordinary course of business.

               "Asset Sale" means any direct or indirect sale, conveyance, transfer or lease (that has the effect of a disposition and is not for security purposes) or other disposition (that is not for security purposes) to any person other than RCN or a Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary (other than customary stock option programs) or any Restricted Affiliate, (ii) any assets of RCN or any Restricted Subsidiary or any Restricted Affiliate which constitute substantially all of an operating unit or line of business of RCN and the Restricted Subsidiaries and the Restricted Affiliates or (iii) any other property or asset of RCN or any Restricted Subsidiary or any Restricted Affiliates outside of the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any disposition of properties and assets of RCN and/or the Restricted Subsidiaries that is governed under "--Consolidated, Merger, Sale of Assets, Etc." above, (ii) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of RCN or any Restricted Subsidiary or Restricted Affiliate, as the case may be, and (iii) for purposes of the covenant "Disposition of Proceeds of Asset Sales," any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions occurring within one year, either (x) involving assets with a Fair Market Value not in excess of $500,000 or (y) which constitutes the incurrence of a Capitalized Lease Obligation.

               "Average Life in Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years for such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by
(ii) the sum of all such principal payments; provided that, in the case of any Capitalized Lease Obligations, all calculations hereunder shall give effect to any applicable options to renew in favor of RCN or any Restricted Subsidiary or Restricted Affiliate.

               "BECO Joint Venture" means RCN-BECOCOM, LLC, a Massachusetts limited liability company formed under the terms of a Joint Venture Agreement dated as of December 23, 1996 between RCN Telecom Services, Inc. and Boston Energy Technology Group, Inc.

               "Board" means the Board of Directors of RCN.

               "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of RCN to have been duly adopted by the Board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

               "Buildout Costs" means the cost of the construction, expansion, development or acquisition (other than an Asset Acquisition of any person that is not a Restricted Affiliate on the Issue Date) of properties or assets (tangible or intangible) to be utilized, directly or indirectly, for the design, development, construction, installation, integration, management or provision of a Permitted Business.

               "Buildout Indebtedness" means Indebtedness incurred by RCN and/or any Restricted Subsidiary and/or any Restricted Affiliate to the extent the proceeds thereof are used to finance or support Buildout Costs in respect of a Permitted Business of RCN and/or any Restricted Subsidiary and/or Restricted Affiliate.

               "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of, such person's capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of Indebtedness), warrants or options exchangeable for or convertible into such capital stock.

               "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed, immovable or movable) that is required to be classified and accounted for as a capitalized lease obligation under GAAP, and, for the purpose of the applicable Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

               "Cash Equivalent" means (i) any evidence of Indebtedness (with, for purposes of the covenant "Disposition of Proceeds of Asset Sales" only, a maturity of 365 days or less) issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof
(provided that the full faith and credit of the United States is pledged in support thereof or such Indebtedness constitutes a general obligation of such country); (ii) deposits, certificates of deposit or acceptances (with, for purposes of the covenant "Disposition of Proceeds of Asset Sales" only, a maturity of 365 days or less) of any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits (or any similar capital concept) of not less than $500.0 million and whose senior unsecured debt is rated at least "A-1" by S&P or "P-1" by Moody's; (iii) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of RCN) organized under the laws of the United States or any State thereof and rated at least "A-1" by S&P or "P-1" by Moody's; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States Government maturing within 365 days from the date of acquisition; and (v) money market funds which invest substantially all of their assets in securities described in the preceding clauses (i) through (iv).

               "Change of Control" is defined to mean the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Kiewit Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of RCN; or (b) RCN consolidated with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, RCN, in any such event pursuant to a transaction in which the outstanding Voting Stock of RCN is converted into or exchanged for cash, securities or other property, other than any such transaction where
(i) the outstanding Voting Stock of RCN is converted into or exchanged for (1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation or its parent corporation and/or (2) cash, securities and other property in an amount which could be paid by RCN as a Restricted Payment under the applicable Indenture and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Kiewit Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation or its parent corporation, as applicable; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the stockholders of RCN was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of the Kiewit Holders) to constitute a majority of the Board then in office.

               "Common Stock" means, with respect to any person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such person's common stock whether outstanding at the Issue Date, and includes, without limitation, all series and classes of such common stock.

               "Consolidated Income Tax Expense" means, with respect to any period, the aggregate provision for United States corporation, local, foreign and other income taxes of RCN and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP and of each of the Restricted Affiliates for such period as determined on a consolidated basis in accordance with GAAP.

               "Consolidated Interest Expense" means, with respect to any period, without duplication, the sum of (i) the interest expense of RCN and the Restricted Subsidiaries and the Restricted Affiliates for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and similar transactions and (e) all accrued interest, (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued during such period as determined on a consolidated basis in accordance with GAAP and (iii) the amount of dividends in respect of Disqualified Stock paid during such period.

               "Consolidated Net Income" means, with respect to any period, the consolidated net income of RCN and the Restricted Subsidiaries for such period in accordance with GAAP, adjusted, without duplication, (A) to include the consolidated net income of the Restricted Affiliates only to the extent of the equity interest of RCN and the Restricted Subsidiaries and (B) adjusted, to the extent included in calculating such adjusted consolidated net income of RCN and the Restricted Subsidiaries, by excluding, without duplication, (i) all extraordinary, unusual or nonrecurring gains or losses of such person (net of fees and expenses relating to the transaction giving rise thereto) for such period, (ii) subject to clause (A) above, income of RCN and the Restricted Subsidiaries and the Restricted Affiliates derived from or in respect of all unconsolidated Investments, except to the extent of any dividends or distributions actually received by RCN or any Restricted Subsidiary, (iii) the portion of net income (or loss) of such person allocable to minority interests in Restricted Subsidiaries and Restricted Affiliates for such period, (iv) net income (or loss) of any other person combined with RCN or any Restricted Subsidiary or Restricted Affiliate on a "pooling of interests" basis attributable to any period prior to the date of combination, (v) any gain or loss, net of taxes, realized by such person upon the termination of any employee pension benefit plan during such period, (vi) gains or losses in respect of any Asset Sales (net of fees and expenses relating to the transaction giving rise thereto) during such period and (vii) except to the extent permitted by clause (vii) of the covenant "Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries," the net income of any Restricted Subsidiary or Restricted Affiliate for such period to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary or Restricted Affiliate of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or Restricted Affiliate or its stockholders.

               "Consolidated Operating Cash Flow" means, with respect to any period, the Consolidated Net Income for such period increased, only to the extent (which, in the case of the Restricted Affiliates, means to the extent of the equity interest of RCN and the Restricted Subsidiaries) deducted in arriving at Consolidated Net Income for such period, by the sum of (i) the Consolidated Income Tax Expense accrued according to GAAP for such period (other than taxes attributable to extraordinary gains or losses and gains and losses from Asset Sales); (ii) Consolidated Interest Expense for such period;
(iii) depreciation of RCN and the Restricted Subsidiaries and the Restricted Affiliates for such period; (iv) amortization of RCN and the Restricted Subsidiaries and the Restricted Affiliates for such period, including, without limitation, amortization of capitalized debt issuance costs for such period, all determined on a consolidated basis in accordance with GAAP; and (v) other non-cash charges decreasing Consolidated Net Income.

               "Consolidated Pro Forma Operating Cash Flow" means Consolidated Operating Cash Flow for the latest four fiscal quarters for which consolidated financial statements of RCN are available. For purposes of calculating "Consolidated Operating Cash Flow" for any four fiscal quarters for purposes of this definition, (i) any Subsidiary of RCN that is a Restricted Subsidiary on the date of the transaction giving rise to the need to calculate "Consolidated Pro Forma Operating Cash Flow" (the "Transaction Date") (or would become a Restricted Subsidiary in connection with the transaction that requires determination of such amount) shall be deemed to have been a Restricted Subsidiary at all times during such four fiscal quarters, (ii) any Joint Venture that is a Restricted Affiliate on the Transaction Date (or would become a Restricted Affiliate in connection with the transaction that requires the determination of such amount) shall be deemed to have been a Restricted Affiliated at all times during such four fiscal quarters, (iii) any Subsidiary of RCN that is not a Restricted Subsidiary on the Transaction Date (or would cease to be a Restricted Subsidiary in connection with the transaction that requires the determination of such amount) shall be deemed not to have been a Restricted Subsidiary at any time during such four fiscal quarters and (iv) any Joint Venture that is not a Restricted Affiliate on the Transaction Date (or would cease to be a Restricted Affiliate in connection with the transaction that requires the determination of such amount) shall be deemed not to have been a Restricted Affiliate at any time during such four fiscal quarters. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Operating Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable four fiscal quarter period to, without duplication, any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of RCN's or one of the Restricted Subsidiaries' or Restricted Affiliates' (including any person who becomes a Restricted Subsidiary or Restricted Affiliate as a result of the Asset Acquisition) incurring Acquired Indebtedness) occurring during the period commencing on the first day of such four fiscal quarter period to and including the Transaction Date, as if such Asset Sale or Asset Acquisition occurred on the first day of such period.

               "Consolidation" means, (i) with respect to RCN, the consolidation of the accounts of the Restricted Subsidiaries with those of RCN, all in accordance with GAAP; provided that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary or Restricted Affiliate with the accounts of RCN and (ii) with respect to any Restricted Affiliate, the consolidation of the accounts of the Subsidiaries of such Restricted Affiliate with those of such Restricted Affiliate, all in accordance with GAAP. The term "consolidated" has a correlative meaning to the foregoing.

               "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

               "Default Amount" means, in the case of the Senior Notes, all principal, premium, if any, and accrued and unpaid interest in respect of the Senior Notes and, in the case of the Senior Discount Notes, the Accreted Value, premium, if any, and accrued and unpaid interest, if any, in respect of the Senior Discount Notes.

               "Designation Amounts" means, at any date of determination, the sum of all US Designation Amounts and all JV Revocation Amounts.

               "Designation" has the meaning set forth under "--Certain Covenants--Designations of Unrestricted Subsidiaries."

               "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of RCN other than a director who (i) has any material direct or indirect financial interest in or with respect to such transaction or series of related transactions or (ii) is an employee or officer of RCN or an Affiliate that is itself a party to such transaction or series of transactions or an Affiliate or a party to such transaction or series of related transactions.

               "Disqualified Stock" means, with respect to any person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or becomes mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or becomes exchangeable for Indebtedness at the option of the holder thereof, or becomes redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes; provided such Capital Stock shall only constitute Disqualified Stock to the extent it so matures or becomes so redeemable or exchangeable on or prior to the final maturity date of the applicable Notes; provided, further, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the final maturity date of the applicable Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Disposition of Proceeds of Asset Sales" and "Change of Control" covenants described above and such Capital Stock specifically provides that such person will not repurchase or redeem any such stock pursuant to such provision prior to RCN's repurchase of such Notes as are required to be repurchased pursuant to the "Disposition of Proceeds of Asset Sales" and "Change of Control" covenants described above and at all times subject to the covenant "Limitation on Restricted Payments."

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

               "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Any Asset Sale pursuant to the terms of the deadlock event "buy-sell" arrangements in Section 7.8 of the Amended and Restated Operating Agreement of RCN-BECOCOM, LLC, as in effect on the Issue Date, or any comparable provisions of any documentation for the PEPCO Joint Venture, shall be deemed to have been made for Fair Market Value. Unless otherwise specified in the applicable Indenture, Fair Market Value shall be determined by the Board acting in good faith and shall be evidenced by a Board Resolution.

               "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States and which are applicable as of the date of determination and which are consistently applied for all applicable periods.

               "Guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any party of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

               "Indebtedness" means, with respect to any person, without duplication, (i) any liability, contingent or otherwise, of such person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof) or (B) evidenced by a note, debenture or similar instrument or letter of credit (including a purchase money obligation) or (C) for the payment of money relating to a Capitalized Lease Obligation or other obligation relating to the deferred purchase price of property or (D) in respect of an Interest Rate Obligation or currency agreement; or (ii) any liability of others of the kind described in the preceding clause (i) which the person has guaranteed or which is otherwise its legal liability; or (iii) any obligation secured by a Lien (other than Liens on Capital Stock or Indebtedness of any Unrestricted Subsidiary) to which the property or assets of such person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured); (iv) all Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and (v) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii), (iii) or
(iv). In no event shall "Indebtedness" include trade payables and accrued liabilities that are current liabilities incurred in the ordinary course of business, excluding the current maturity of any obligation which would otherwise constitute Indebtedness. For purposes of the covenants "Limitation on Additional Indebtedness" and "Limitation on Restricted Payments" and the definition of "Events of Default," in determining the principal amount of any Indebtedness to be incurred by RCN or a Restricted Subsidiary or which is outstanding at any date, the principal amount of an Indebtedness which provides that an amount less than the principal amount at maturity thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination. Indebtedness of any person that becomes a Restricted Subsidiary shall be deemed incurred at the time that such person becomes a Restricted Subsidiary.

               "Independent Financial Advisor" means a United States investment banking, consulting or accounting firm of national standing in the United States (i) which does not, and whose directors, officers and employees or Affiliates do not have, a material direct or indirect financial interest in RCN or any of its Subsidiaries or Affiliates and (ii) which, in the judgment of the Board, is otherwise independent and qualified to perform the task for which it is to be engaged.

               "Interest Rate Obligations" means the obligations of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

               "Investments" means, with respect to any person, any advance, loan account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any guarantee) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other person. Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of RCN in exchange for Capital Stock, property or assets of another person constitute an Investment by RCN in such other person.

               "Issue Date" means the original date of issuance of the applicable Notes.

               "JV Designation" has the meaning set forth under "--Certain Covenants--Designation of Restricted Affiliates."

               "JV Designation Amount" has the meaning set forth under "--Certain Covenants--Designation of Restricted Affiliates."

               "JV Revocation" has the meaning set forth under "--Certain Covenants--Designation of Restricted Affiliates."

               "Joint Venture" means any person engaged in a Permitted Business in which RCN or one of the Restricted Subsidiaries (the "RCN Partner") owns not less than 50% of the Voting Stock and not less than 50% of each class of Capital Stock and in respect of which (a) there are no more than five other beneficial holders of Capital Stock and Voting Stock (the "Other Partners"), (b) all of its Subsidiaries are wholly owned by such person and
(c) the RCN Partner and the other Partners have entered into contractual arrangements that require their joint consent to take actions in respect of any of the following: (1) the payment of distribution of any dividends, whether in cash or other property, by such person or any of its Subsidiaries to the RCN Partner; (2) the making of any advance or loan of any cash or other property by such person or any of its Subsidiaries to RCN or any of the Restricted Subsidiaries; (3) the incurrence of any Indebtedness by such person or any of its Subsidiaries; or (4) any other material operating or financial decision with respect to the business of such person or any of its Subsidiaries, provided that customary financial and other restrictive covenants in any loan or advances made by the RCN Partner and the Other Partners to such person or any of its Subsidiaries and not entered into with the purpose of influencing the management of such person or any of its Subsidiaries shall not, by itself, cause such person to not constitute a Joint Venture.

               "Kiewit Holders" means Peter Kiewit Sons' Inc., Kiewit Diversified Group, Inc. and Kiewit Telecom Holdings, Inc. and any of their respective controlled Affiliates.

               "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

               "Material Restricted Subsidiary" means any Restricted Subsidiary of RCN, which, at any date of determination, is a "Significant Subsidiary" (as that term is defined in Regulation S-X issued under the Securities Act), but shall, in any event, include (x) any Guarantor or (y) any Restricted Subsidiary of RCN which, at any date of determination, is an obligor under any Indebtedness in an aggregate principal amount equal to or exceeding $10 million.

               "Moody's" mean Moody's Investors Service.

               "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash (including assumed liabilities and other items deemed to be cash under the proviso to the first sentence of the covenant "Disposition of Proceeds of Asset Sales") or Cash Equivalents including payments in respect of deferred payment obligation when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to RCN or any Restricted Subsidiary or Restricted Affiliate) net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants, consultants and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any person (other than RCN or any Restricted Subsidiary or any Restricted Affiliate) owning a beneficial interest in or having a Permitted Lien on the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by RCN or any Restricted Subsidiary or any Restricted Affiliate, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by RCN or any Restricted Subsidiary or any Restricted Affiliate, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officer's Certificate delivered to the applicable Trustee.

               "New Joint Venture" means any Joint Venture (excluding in any event the BECO Joint Venture and the PEPCO Joint Venture) formed after the Issue Date and in which no Investment has been made on or prior to the Issue Date.

               "Other Partners" has the meaning set forth in the definition of "Joint Venture."

               "Other Senior Debt Pro Rata Share" means under an Indenture the amount of the applicable Excess Proceeds obtained by multiplying the amount of such Excess Proceeds by a fraction, (i) the numerator of which is the aggregate accreted value and/or principal amount, as the case may be, of all Indebtedness (other than (x) the Notes issued thereunder and (y) Subordinated Indebtedness) of RCN outstanding at the time of the applicable Asset Sale with respect to which RCN is required to use Excess Proceeds to repay or make an offer to purchase or repay and (ii) the denominator of which is the sum of (a) the aggregate principal amount of the Notes issued thereunder that are outstanding at the time of the offer to purchase or repay with respect to the applicable Asset Sale and (b) the aggregate principal amount or the aggregate accreted value, as the case may be, of all other Indebtedness (other than Subordinated Indebtedness) of RCN outstanding at the time of the applicable Asset Sale Offer with respect to which RCN is required to use the applicable Excess Proceeds to offer to repay or make an offer to purchase or repay.

               "PEPCO Joint Venture" means the joint venture to be formed pursuant to the binding letter of intent dated August 1, 1997 between RCN Telecom Services, Inc. and Potomac Capital Investment Corporation.

               "Permitted Business" means any telecommunications business (including, without limitation, the development and provision of voice, video and data transmission products, services and systems), and any business reasonably related to the foregoing.

               "Permitted Credit Facility" means (i) any senior commercial term loan and/or revolving credit facility (including any letter of credit subfacility) entered into principally with commercial banks and/or other financial institutions typically party to commercial loan agreements and (ii) any senior credit facility entered into with any vendor or supplier (or any financial institution acting on behalf of or for the purpose of directly financing purchases from such vendor or supplier) to the extent the Indebtedness is incurred for the purpose of financing the cost (including the cost of design, development, construction, manufacture or acquisition) of personal property or fixtures used, or to be used, in a Permitted Business.

               "Permitted Indebtedness" means the following Indebtedness (each of which shall be given independent effect):

              (a) Indebtedness under the Notes and the Indentures;

              (b) Indebtedness of RCN and/or any Restricted Subsidiary and/or any Restricted Affiliate outstanding on the Issue Date;

              (c) (i) Indebtedness of any Restricted Subsidiary or Restricted Affiliate owed to and held by RCN or a Restricted Subsidiary or Restricted Affiliates and (ii) Indebtedness of RCN, not secured by any Lien, owed to and held by any Restricted Subsidiary or Restricted Affiliate; provided that an incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition (excluding assignments as security to financial institutions) of any Indebtedness of RCN or a Restricted Subsidiary or Restricted Affiliate referred to in this clause (c) to a person (other than RCN or a Restricted
     Subsidiary or Restricted Affiliate) or (y) any sale or other disposition by RCN or any Restricted Subsidiary of Capital Stock of a Restricted Subsidiary or Restricted Affiliate, or Designation of an Unrestricted Subsidiary or JV Revocation of a Restricted Affiliate, which holds Indebtedness of RCN or another Restricted Subsidiary or Restricted Affiliate such that such Restricted Subsidiary or Restricted Affiliate, in any such case, ceases to be a Restricted Subsidiary or Restricted Affiliate, as the case may be;

              (d) Interest Rate Obligations of RCN and/or any Restricted Subsidiary and/or any Restricted Affiliate relating to Indebtedness of RCN and/or such Restricted Subsidiary and/or such Restricted Affiliate, as the case may be (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be incurred under the "Limitation on Additional Indebtedness" covenant), but only to the extent that the notional principal amount of such Interest Rate Obligations does not exceed the principal amount of the Indebtedness (and/or Indebtedness subject to commitments) to which such Interest Rate Obligations relate;

              (e) Indebtedness of RCN and/or any Restricted Subsidiary and/or any Restricted Affiliate in respect of performance bonds of RCN or any Restricted Subsidiary or Restricted Affiliate or surety bonds provided by RCN or any Restricted Subsidiary or Restricted Affiliate incurred in the ordinary course of business;

              (f) Indebtedness of RCN and/or any Restricted Subsidiary and/or any Restricted Affiliate to the extent it represents a replacement, renewal, refinancing or extension (a "Refinancing") of outstanding Indebtedness of RCN and/or any Restricted Subsidiary and/or any Restricted Affiliate incurred or outstanding pursuant to clause (a),
     (b), (g) or (h) of this definition or the proviso of the covenant "Limitation on Additional Indebtedness"; provided that (1)
     Indebtedness of RCN may not be Refinanced to such extent under this clause (f) with Indebtedness of any Restricted Subsidiary or Restricted Affiliate, (2) Indebtedness of a Restricted Affiliate may not be Refinanced with Indebtedness of RCN or a Restricted Subsidiary, in an amount exceeding the RCN Share of such Indebtedness and (3) any such Refinancing shall only be permitted under this clause (f) to the extent that (x) it does not result in a lower Average Life to Stated Maturity of such Indebtedness as compared with the Indebtedness being Refinanced and (y) it does not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof, an amount no greater that such lesser amount) of the Indebtedness being Refinanced plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such Refinancing and such reasonable fees and expenses incurred in connection therewith;

              (g) Buildout Indebtedness (including under one or more Permitted Credit Facilities); provided that no Indebtedness may be incurred under this clause (g) on any date on or after October 15, 2002;

              (h) Indebtedness of RCN and/or any Restricted Subsidiary and/or any Restricted Affiliate incurred under one or more Permitted Credit Facilities, and any Refinancings (whether an initial Refinancing or one or more successive Refinancings) of the foregoing otherwise incurred in compliance with clause (f), such that the aggregate principal amount of the Indebtedness of RCN and the Restricted Subsidiaries and the RCN Share of any Indebtedness of a Restricted Affiliate does not exceed $150 million at any time outstanding; provided, however, such amount shall be increased to $200 million if RCN shall designate as a Restricted Affiliate pursuant to the covenant "Designations of Restricted Affiliates" a Joint Venture formed to develop a Permitted Business in a Metropolitan Statistical Area which contains greater than 400,000 households;

              (i) Subordinated Indebtedness of any Restricted Affiliate owed to and held by any of the Other Partners in such Restricted Affiliate to the extent (x) such Indebtedness is incurred to fund the proportionate share (based upon equity ownership) of RCN or any Restricted Subsidiary of any mandatory capital call made by such Restricted Affiliate and in respect of which RCN or such Restricted Subsidiary has defaulted and (y) such Indebtedness is not secured by any Lien; and

              (j) in addition to the items referred to in clauses (a) through
     (j) above, Indebtedness of RCN and/or the Restricted Subsidiaries having an aggregate principal amount not to exceed $10 million at any time outstanding.

               "Permitted Investments" means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) Interest Rate Obligations incurred in compliance with the covenant "Limitation on Additional Indebtedness"; and (d) Investments in RCN or any Restricted Subsidiary or Investments made in any person as a result of which such person becomes a Restricted Subsidiary.

               "Preferred Stock" means, with respect to any person, any and all shares, interest, participations or other equivalents (however designated) of such person's preferred or preference stock whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such person.

               "RCN Share" means, with respect to the Indebtedness of any Restricted Affiliate, an amount of such Indebtedness determined by reference to the percentage common equity interest of RCN and the Restricted Subsidiaries in such Restricted Affiliate.

               "Refinancing" has the meaning set forth in clause (f) of the definition of "Permitted Indebtedness."

               "Restricted Affiliate" means any Joint Venture designated as such pursuant to and in compliance with the covenant "Designation of Restricted Affiliates," until an effective JV Revocation in respect thereof has been made.

               "Restricted Affiliate Group" means, collectively, any Restricted Affiliate whose Capital Stock is owned directly by RCN or a Restricted Subsidiary and all of its Subsidiaries.

               "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of RCN or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of RCN (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of RCN or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock) of RCN; (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of RCN (other than any such Capital Stock owned by RCN or a Wholly Owned Restricted Subsidiary);
(iii) the purchase, redemption, defeasance or other acquisition or retirement for value prior to any scheduled repayment, sinking fund or maturity of any Subordinated Indebtedness (other than any Subordinated Indebtedness held by a Wholly Owned Restricted Subsidiary); or (iv) the making by RCN or any Restricted Subsidiary or any Restricted Affiliate of any Investment (other than a Permitted Investment) in any person.

               "Restricted Subsidiary" means any Subsidiary of RCN that has not been designated by the Board, by a Board Resolution delivered to the applicable Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with the covenant "Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a Board Resolution delivered to the applicable Trustee, subject to the provisions of such covenant.

               "Restricted Subsidiary Indebtedness" means Indebtedness of any Restricted Subsidiary (i) which is not subordinated to any other Indebtedness of such Restricted Subsidiary and (ii) in respect of which RCN is not also obligated (by means of a guarantee or otherwise) other than, in the case of this clause (ii), Indebtedness under any Permitted Credit Facilities.

               "Revocation" has the meaning set forth under "--Certain Covenants--Designations of Unrestricted Subsidiaries."

               "S&P" means Standard & Poor's Corporation.

               "Senior Debt Securities" means any unsubordinated debt securities (including any guarantee of such securities) issued by RCN and/or any Restricted Subsidiary and/or any Restricted Affiliate, whether in a public offering or a private placement; it being understood that the term "Senior Debt Securities" shall not include any Permitted Credit Facility or other commercial bank borrowings or similar borrowings, recourse transfers of financial assets, capital leases or other types of borrowings issued in a manner not customarily viewed as a "securities offering."

               "Subordinated Indebtedness" means any Indebtedness of RCN or any Guarantor which is expressly subordinated in right of payment to any other Indebtedness of RCN or any Guarantor; provided that, for purposes of the covenants "Limitation on Liens Securing Certain Indebtedness" and "Limitation on Certain Guarantees and Indebtedness of Restricted Subsidiaries and Restricted Affiliates," "Subordinated Indebtedness" means any Indebtedness of RCN or any Restricted Subsidiary or Restricted Affiliate that is expressly subordinated in right of payment to any other Indebtedness of such person.

               "Subsidiary" means, with respect to any person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such person, or (ii) any other person of which at least a majority of voting interest is at the time, directly or indirectly, owned by such person. In no event shall "Subsidiary" include any Joint Venture.

               "Total Affiliate Indebtedness" means, at any date of determination, with respect to any Restricted Affiliate, the aggregate consolidated amount of all Indebtedness of such Restricted Affiliate and its Subsidiaries outstanding as of the date of determination.

               "Total Consolidated Indebtedness" means, at any date of determination, an amount equal to the sum of (i) the aggregate amount of all Indebtedness of RCN and the Restricted Subsidiaries and (ii) the sum of the RCN Share of the Indebtedness of each of the Restricted Affiliates, in each case outstanding as of the date of determination and determined on a consolidated basis.

               "Total Invested Equity Capital" means, at any time of determination, the sum of, without duplication, (i) $216.6 million plus (ii) the aggregate cash proceeds received by RCN from capital contributions in respect of existing Capital Stock (other than Disqualified Stock) or the issuance or sale of Capital Stock (other than Disqualified Stock but including Capital Stock issued upon conversion on convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock)) on or subsequent to the Issue Date, other than to a Restricted Subsidiary or to a Restricted Affiliate; plus (iii) the aggregate cash proceeds received by RCN or any Restricted Subsidiary from the sale, disposition or repayment of any Investment made after the Issue Date and constituting a Restricted Payment (other than any Investments made pursuant to clause (iv) of the second paragraph of the covenant "Limitation on Restricted Payments") in an amount equal to the lesser of (a) the return of capital with respect to such Investment and (b) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment, plus (iv) in the case of the Revocation of the Designation of a Subsidiary as an Unrestricted Subsidiary, an amount equal to the consolidated Net Investment in such Subsidiary on the date of Revocation but not in an amount exceeding the net amount of any Investments constituting Restricted Payments made (or deemed made) in such Subsidiary after the Issue Date plus (v) in the case of the JV Designation after the Issue Date of a New Joint Venture as a Restricted Affiliate, an amount equal to the consolidated net investment in such New Joint Venture on the date of such JV Designation but not in an amount exceeding the net amount of any Investments constituting Restricted Payments made (or deemed made) in such New Joint Venture after the Issue Date minus
(vi) the aggregate amount of all Restricted Payments (other than Restricted Payments referred to in clause (iv) or clause (iii)(B) of the second paragraph of the covenant "Limitation on Restricted Payments") declared or made on and after the Issue Date.

               "Unrestricted Subsidiary" means any Subsidiary of RCN designated as such pursuant to and in compliance with the covenant "Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a Board Resolution delivered to the applicable Trustee, subject to the provisions of such covenant.

               "US Designation Amount" has the meaning set forth under "--Certain Covenants--Designation of Unrestricted Subsidiaries."

               "U.S. Government Securities" mean securities that are direct obligations of the United States of America for the payment of which its full faith and credit is pledged.

               "Voting Stock" means, with respect to any person, the Capital Stock of any class or kind ordinarily having the power of vote for the election of directors or other members of the governing body of such person.

               "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary in which all of the outstanding Capital Stock is owned by RCN or another Wholly Owned Restricted Subsidiary. For the purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Restricted Subsidiary.